EXHIBIT 10.42

NOVELIS INC.
2014 LONG-TERM INCENTIVE PLAN (“2014 LTIP”)

1.	Title and Administration.
The plan shall be referred to as the 2014 LTIP. The plan will be administered by Novelis Corporate Human Resources. However, the Novelis Compensation Committee has the final authority to interpret and construe the terms and conditions of the plan, including but not limited to the final authority to determine eligibility for and the amount of benefits payable under the plan. The Compensation Committee’s decisions will be final and binding on all parties.
Unless the context requires a different meaning, any reference to “Novelis” or the “Company” in this plan means Novelis Inc.

2.	Performance Period.
For this plan, the performance period will be FY 2014, FY 2015, FY 2016 and FY 2017. The exact period will be April 1, 2013 to March 31, 2017.

3.	Eligibility.
Eligibility for this plan will be Band 5 and above. High potential and critical resource employees at Band 6 and below will participate on an exception basis.

4.	Opportunity.
The target opportunity for each band will be approved by the Compensation Committee or the Board as appropriate.

5.	Plan Design.
The total incentive opportunity will be in the form of Stock Appreciation Rights (SARs) and Restricted Stock Units (RSUs), with 50% of the opportunity in Novelis SARs, 30% in Hindalco SARs, and 20% in Hindalco RSUs.
Details on Novelis SARs.

•	Each Novelis SAR will be equivalent to one phantom share of Novelis common stock.

•
The exercise price of each Novelis SAR will be equal to the fair market value of one share of Novelis common stock on the Date of Grant. The Compensation Committee may use any reasonable valuation method which complies with requirements of U.S. Treasury Regulation §1.409A-1(b)(5)(iv) for purposes of determining the fair market value of Novelis common stock on the Date of Grant and at the time of exercise.

•	The Novelis SARs will vest 25% each year over 4 years, subject to performance criteria being fulfilled for each year.

•
The performance criterion for vesting is actual vs. target performance of Normalized EBITDA for Novelis as approved each year. The performance criterion for vesting of Hindalco SARs and Novelis SARs is actual versus target performance of adjusted EBITDA for Novelis as approved each year. The threshold for vesting each year is 75% of the performance target. If at least 75% of the performance target is achieved, each tranche of SARs due to vest that year will vest. If at least 75% of the performance target is not achieved, then no tranche of SARs due to vest that year will vest.

•
Except as provided under paragraph 8 below, vested Novelis SARs may be exercised by the employee at any time prior to the 7th anniversary of the Date of Grant. At the time of exercise, the participant will receive a cash payment equal to the product of. (i) the number of Novelis SARs exercised, times (ii) the increase in imputed value of one Novelis share from the Date of Grant through the date of exercise, as determined by a third party valuation services provider engaged by the Company for this purpose.

•	Cash payouts for Novelis SARs will be restricted to a maximum of 3.0 times target.

Details on Hindalco SARs.

•	Each Hindalco SAR will be equivalent to one Hindalco share.

•	The exercise price of the Hindalco SARs will be determined by using the average of the high and low of the stock price of Hindalco shares on the Date of Grant.

•	The Hindalco SARs will vest 25% each year over 4 years, subject to performance criteria being fulfilled for each year.

•
The performance criterion for vesting is actual vs. target performance of Normalized EBITDA for Novelis as approved each year. The performance criterion for vesting of Hindalco SARs and Novelis SARs is actual versus target performance of adjusted EBITDA for Novelis as approved each year. The threshold for vesting each year is 75% of the performance target. If at least 75% of the performance target is achieved, each tranche of SARs due to vest that year will vest. If at least 75% of the performance target is not achieved, then no tranche of SARs due to vest that year will vest.

•
Except as provided under paragraph 8 below, vested Hindalco SARs may be exercised by the employee at any time prior to the 7th anniversary of the Date of Grant. At the time of exercise, the participant will receive a cash payment equal to the product of (i) the number of Hindalco SARs exercised, times (ii) the increase in value of one Hindalco share from the Date of Grant through the date of exercise.

•	Cash payouts for Hindalco SARs will be restricted to a maximum of 3.0 times target.

Details on Hindalco RSUs.

•	Each RSU will be equivalent to one Hindalco share.

•	The initial value of each RSU will be determined by using the average of the high and low of the stock price of Hindalco shares on the Date of Grant.

•	The RSUs will vest in full on the third anniversary of the Date of Grant at which time the value will be paid in cash.

•	Cash payouts for Hindalco RSUs will be restricted to a maximum of 3.0 times the initial value.

6.	Measures to be used for vesting of SARs.
The Novelis SARs and Hindalco SARs will vest if the target Normalized EBITDA threshold is achieved for each year. “Normalized EBITDA” is defined as Net Revenues minus COGS without depreciation minus S&AE minus R&D plus Realized G/L on Derivatives.

7.	Other aspects of the plan.

a.	Valuation. The Black Scholes method of valuation will be used as an input to arrive at the number of SARs to be granted to employees.

b.	Employees hired after the Date of Grant will be treated in the following manner.

i.
An employee who joins the plan between the Date of Grant and September 30, 2013 will be granted SAR and RSU opportunities at 90% of the target amount for the employee’s band. The Date of Grant will be October 1, 2013.

ii.
An employee who joins the plan between October 1, 2013 and December 31, 2013 will be granted SAR and RSU opportunities at 75% of the target amount for the employee’s band. The Date of Grant will be January 1, 2014.

iii.	An employee who joins the plan between January 1, 2014 and March 31, 2014 will not be eligible for SAR or RSU opportunities under this plan.

c.	Employees promoted into an LTI eligible band during the year will be treated in the following manner.

i.	An employee who is promoted into an eligible band before May 30, 2013, will be eligible for a full LTI award in the current fiscal year.

ii.
An employee who is promoted into an eligible band between June 1, 2013 and September 30, 2013 will be granted SAR and RSU opportunities at 90% of the target amount for the employee’s band. The Date of Grant will be October 1, 2013.

iii.
An employee who is promoted into an eligible band between October 1, 2013 and December 31, 2013 will be granted SAR and RSU opportunities at 75% of the target amount for the employee’s band. The Date of Grant will be January 1, 2014.

iv.	An employee who is promoted into an eligible band between January 1, 2014 and March 31, 2014 will not be eligible for SAR or RSU opportunities under this plan.

d.	Employees promoted into a higher LTI eligible band during the year will be treated in the following manner.

i.	An employee who is promoted into a higher LTI eligible band between April 1, 2013 and May 30, 2013 will be eligible for a full LTI award based on the employee’s higher band.

ii.	An employee who is promoted into a higher LTI eligible band after May 30, 2013 will not be eligible for a larger LTI award based on the employee’s new higher band.

8.	Below are the treatment rules governing separation from Novelis and its subsidiaries.

Event	Issue	LTIP Treatment
Death	SARs - Vesting treatment for unvested SARs	There will be immediate vesting of all SARs.
	SARs - Time allowed to exercise	One year to exercise, not to exceed the 7th anniversary of the Date of Grant.
	RSUs - Vesting	RSUs will vest on a prorated basis and cashed out 30 days following the date of death.
Disability	SARs - Vesting treatment for unvested SARs	There will be immediate vesting of all SARs.
	SARs - Time allowed to exercise	One year to exercise, not to exceed the 7th anniversary of the Date of Grant.
	RSUs - Vesting	RSUs will vest on a prorated basis and cashed out 30 days following the date of disability.
Retirement	SARs - Vesting treatment for unvested SARs
If an employee retires more than one year after the Date of Grant, SARs will continue to vest and must be exercised no later than the third anniversary of Retirement. Previously vested SARs must be exercised prior to the 7th anniversary of the Date of Grant. In the event Participant terminates employment due to Retirement before the first anniversary of the Date of Grant, all unvested SARs shall expire in their entirety at the close of business on the date of such Retirement.

SARs - Time allowed to exercise
If an employee retires more than one year after the Date of Grant, SARs will continue to vest and must be exercised no later than the third anniversary of Retirement. Previously vested SARs must be exercised prior to the 7th anniversary of the Date of Grant. In the event Participant terminates employment due to Retirement before the first anniversary of the Date of Grant, all vested SARs shall expire in their entirety at the close of business on the date of such Retirement.

	RSUs - Vesting	RSUs will vest on a prorated basis and the vested portion will be cashed out the earlier of 6-months following the date of Retirement or the 3rd anniversary of the Date of Grant.
Change in Control	SARs - Vesting treatment for unvested SARs	There would be immediate vesting of all unvested SARs.
	SARs - Time allowed to exercise	All SARs will be cashed-out 30 days following the change in control.
	RSUs - Vesting	There would be immediate vesting and cash-out of RSUs within 30 days following the change in control.
Voluntary	SARs - Vesting treatment for unvested SARs	Unvested SARs will lapse.
	SARs - Time allowed to exercise	90 days following termination to exercise, not to exceed the the 7th anniversary of the Date of Grant.
	RSUs - Vesting	RSUs will be forfeited.
Involuntary - Not For Cause	SARs - Vesting treatment for unvested SARs	There would be prorated vesting.
	SARs - Time allowed to exercise	90 days to exercise, not to exceed the 7th anniversary of the Date of Grant.
RSUs - Vesting
RSUs will vest on a prorated basis and the vested portion will be cashed out 30 days following the date of termination (or in the case of the an employee who is eligible for Retirement at the time of termination, the earlier of 6-months following the date of termination or the 3rd anniversary of the Date of Grant).

For Cause	SARs - Vesting treatment for unvested SARs	Unvested SARs will lapse.
	SARs - Time allowed to exercise	Forfeit
	RSUs - Time allowed to exercise	RSUs will be forfeited

9.    Definitions.
The following terms will have the meaning ascribed to them below.

a.	Date of Grant. May 13, 2013 (or later as set forth in paragraph 7).

b.
Retirement. For the purposes of this plan, “Retirement” is defined as separation from service with Novelis and its subsidiaries on or after (i) reaching age 65 years of age or (ii) having a combination of age and service greater than or equal to 65 with a minimum age of 55.

c.
Change in Control. For purposes of this plan, a “change in control” means the first to occur of any of the following events. (i) any person or entity (excluding any person or entity affiliated with the Aditya Birla Group) is or becomes the beneficial owner, directly or indirectly through any parent entity of the Company or otherwise, of securities of the Company (not including in the securities beneficially owned by such person or entity any securities acquired directly from the Company or its affiliates, other than in connection with the acquisition by the Company or its affiliates of a business) representing 35% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities; or (ii) the majority of the members of the Board of Directors of the Company is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (iii) the consummation of a merger or consolidation of the Company with any other entity not affiliated with the Aditya Birla Group, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, 50% or more of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person or entity is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person or entity any securities acquired directly from the Company or its affiliates, other than in connection with the acquisition by the Company or its affiliates of a business) representing 50% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities; or (iv) the sale or disposition of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of its assets to a member of the Aditya Birla Group. Notwithstanding the foregoing, no “Change in Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions. For purposes of this Section, “beneficial ownership” shall be determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

10.    Compliance with §409A of the U.S. Internal Revenue Code of 1986, as amended.
To the extent applicable, this plan shall be interpreted and administered in a manner so that any amount or benefit payable hereunder shall be paid or provided in a manner that is either exempt from or compliant with the requirements Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and applicable Internal Revenue Service guidance and Treasury Regulations issued thereunder. Notwithstanding anything in this plan to the contrary, all payments and benefits under this plan that would constitute non-exempt “deferred compensation” for purposes of Section 409A and that would otherwise be payable or distributable hereunder by reason of an individual’s termination of employment, will not be payable or distributable to individual unless the circumstances giving rise to such termination of employment meet any description or definition of “separation from service” in Section 409A and applicable regulations (without giving effect to any elective provisions that may be available under such definition). If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the date, if any, on which an event occurs that constitutes a Section 409A-compliant “separation from service.” Further, to the extent the individual is a “specified employee” within the meaning of Section 409A, then payment may not be made before the date which is six (6) months after the date of separation from service (or, if earlier, the date of death of individual).
11.    Taxes and Other Withholdings.
All payments under this plan shall be subject to applicable tax and other withholdings.